SIXTH AMENDMENT TO LICENSE AGREEMENT

THIS SIXTH AMENDMENT TO LICENSE AGREEMENT (this “Amendment”) is made and entered into as of May 4, 2016 (“Amendment Effective Date”), by and between Cedars-Sinai Medical Center, a California nonprofit public benefit corporation (“CSMC”), and Arrogene Nanotechnology, Inc., a California corporation (“ANTI”), under the following circumstances:

A.

CSMC and ANTI entered into a License Agreement dated December 23, 2009 (the “Agreement”), as amended by the First Amendment to License Agreement dated December 8, 2010, the Second Amendment to License Agreement dated June 30, 2011, the Third Amendment to License Agreement dated August 31, 2011, the Fourth Amendment to License Agreement dated October 28, 2011, and the Fifth Amendment to License Agreement dated December 30, 2013, whereby CSMC granted to ANTI a license in and to certain technology (as defined in the Agreement) pursuant to the terms and conditions of the Agreement.

B.

The parties acknowledge and agree that as of the Amendment Effective Date, ANTI has achieved several of the milestones set forth in Schedule D to the Agreement, and accordingly, the parties wish to amend and restate Schedule D.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Recitals; Defined Terms.  The parties hereby acknowledge and agree that the Recitals of this Amendment are true and accurate.  Terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

2.

Amendment to Agreement.  Schedule D (Milestones) to the Agreement is hereby amended and replaced in its entirety with Revised Schedule D hereto.

3.

Other Provisions.  This Amendment is a revision to the Agreement only, it is not a novation thereof.  Except as otherwise provided herein, the terms and conditions of the Agreement shall remain in full force and effect.  Upon the Amendment Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

4.

Reaffirmation of Representations and Warranties.  ANTI reaffirms each of its representations and warranties set forth in the Agreement as if such representations and warranties were set forth in full in this Amendment.  ANTI also acknowledges to CSMC that, as of the date of this Amendment, it is not in default under the Agreement, nor has it breached any of the provisions of the Agreement.  ANTI affirms to CSMC that, as of the date of this Amendment, it does not have any defenses, offsets or counterclaims against CSMC with respect to the Agreement.

5.

Further Assurances.  Each of the parties hereto shall execute such further documents and instruments, and do all such further acts, as may be necessary or required in order to effectuate the intent and accomplish the purposes of this Amendment.

6.

Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to License Agreement as of the day and year first above written.

ARROGENE NANOTECHNOLOGY, INC.

By: /s/ Maurizio Vecchione

Maurizio Vecchione

President & CEO

CEDARS-SINAI MEDICAL CENTER

By: /s/ James D. Laur

James D. Laur, Esq.

Vice President for Legal and

    Technology Affairs

By:  /s/ Edward M. Prunchunas

Edward M. Prunchunas

Executive Vice President for Finance

    & Chief Financial Officer

REVISED SCHEDULE D

MILESTONES

Capitalized terms used in this Schedule D but not otherwise defined herein shall have the meanings set forth in the Exclusive License Agreement to which this Schedule D is attachd (the “Agreement”).

1.

 On or before December 31, 2018, Licensee shall have commenced (either on its own, or through an Acceptable Assignee) a clinical trial or trials in connection with at least one (1) intended commercial use of a Product.

2.

One or before December 31, 2017, Licensee shall successfully negotiate a joint venture, licensing, sub-licensing or other business arrangement with a third party not an Affiliate of Licensee (collectively, “Arrangement”) to cause the development of a Product that comprises a therapeutic drug.

3.

On or before September 30, 2018, Licensee shall have entered into an Arrangement with at least one (1) generic drug manufacturer to enhance such manufacturer’s generic products with Licensee’s Product(s).

4.

On or before December 31, 2018, Licensee shall have successfully closed a equity financing transaction of at least Five Million Dollars ($5,000,000), and on or before December 31, 2020, Licensee shall have successfully closed equity financing transactions (including previous) totaling at least Fifteen Million Dollars ($15,000,000),  pursuant to which it will have issued a rounds of its preferred stock; provided, however, that as a condition to the continued effectiveness of the Agreement, Licensee shall either (a) issue shares of such preferred stock to CSMC so as to provide CSMC with equal rights, preferences and privileges as the holders of such Series preferred stock; or (b) issue additional shares of its common stock to CSMC that equal two percent (2%) of the then total issued and outstanding shares of Licensee’s voting common stock.